EXECUTION VERSION
SUBSCRIPTION AGREEMENT
This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on March 15, 2023, by and between BABYLON HOLDINGS LIMITED, a company limited by shares incorporated under the laws of Jersey with registered number 115471 (the “Company”), and the undersigned subscriber (“Subscriber”).
WHEREAS, the Company has agreed to issue to the Subscriber, and the Subscriber desires to subscribe for, that number of Class A ordinary shares of the Company, par value $0.001056433113 per share (the “Shares”), set forth on the signature page hereto (the “Subscribed Shares”) as consideration for the agreement by the Subscriber to enter into the bridge facility agreement dated March 9, 2023 between, inter alia, the Subscriber and the Company relating to the subscription for Original Bridge Notes (as defined therein) (the “Bridge Facility”) (the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company; and
WHEREAS, concurrently with the execution of this Subscription Agreement, the Company is entering into subscription agreements (the “Other Subscription Agreements” and together with the Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Subscribers” and together with Subscriber, the “Subscribers”), which are on the same terms as the terms of this Subscription Agreement, pursuant to which such Subscribers have agreed to purchase on the first Business Day that is three Business Days immediately following the date on which The New York Stock Exchange (“NYSE”) approves the Company’s supplemental listing application for the Shares (the “Closing Date”), inclusive of the Subscribed Shares, an aggregate amount of 534,911 Shares.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1.Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, the Subscribed Shares (such subscription and issuance, the “Subscription”).
2.Closing.
a.The consummation of the Subscription contemplated hereby (the “Closing”) shall occur on the Closing Date and is contingent upon the terms and conditions of this Subscription Agreement.
b.Prior to the Closing Date, Subscriber shall deliver to the Company such information as is reasonably requested in order for the Company to issue the Subscribed Shares to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Shares are to be issued. The Company shall deliver to Subscriber (A) the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (B) evidence from the Company or the Transfer Agent of the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or a day on which the commercial banks in London or New York are closed.

c.The Closing shall be subject to the satisfaction or valid waiver by the Company, on the one hand and the Subscriber, on the other, of the conditions that, on the Closing Date:
(i)the Subscribed Shares of the Subscribers shall have been approved for listing, subject only to official notice of issuance, on NYSE;
(ii)no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition.
d.The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date:
(i)all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) at and as of the Closing Date, unless such representations and warranties specifically speak of an earlier date, in which case, they shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) as of such date; and
(ii)Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.
e.The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on the Closing Date:
(i)all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date, unless such representations and warranties specifically speak of an earlier date, in which case, they shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) as of such date;
(ii)no suspension of the listing or qualification of the Shares for offering or sale or trading in any jurisdiction or initiation or threatening of any proceedings for any of such purposes, other than as disclosed by the Company to the Subscriber, shall have occurred;

(iii)the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;
(iv)there shall have been no amendment, waiver or modification to any Other Subscription Agreements that materially benefits any Other Subscribers unless Subscriber has been offered substantially similar benefits in writing;
(v)Subscriber shall have received an opinion of Jersey counsel to the Company, dated as of the Closing Date, and addressed to Subscriber, as to the valid issuance of the Shares, fully paid and free from any encumbrances; and
(vi)the Company shall have delivered to Subscriber a certificate, executed by the Chief Financial Officer of the Company and dated as of the Closing Date, in a form reasonably acceptable to such Subscriber, as to (i) the resolutions consistent with Sections 3(b) and 3(c) as adopted by the board of directors of the Company (the “Board”) or the Pricing Committee of the Board, as applicable, and (ii) the Company’s Amended and Restated Memorandum and Articles of Association, as amended, as in effect as of the Closing.
f.Prior to or at the Closing, Subscriber shall deliver to the Company all such other information as is reasonably requested in order for the Company to issue the Subscribed Shares to Subscriber, including a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.
3.Company Covenants, Representations and Warranties. The Company covenants, represents and warrants to Subscriber that:
a.The Company (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and as shall be conducted following the Closing and to enter into and, in the case of the Company, perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company and its subsidiaries, taken individually or together as a whole (on a consolidated basis), would be reasonably expected to have a material adverse effect on the Company’s business, properties, financial condition, stockholders’ equity or results of operations or materially affects the validity of the Subscribed Shares or the legal authority or ability of the Company to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares.
b.The Subscribed Shares have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive or similar rights created under the Company’s organizational documents or the laws of its jurisdiction of incorporation.

c.This Subscription Agreement and the transactions contemplated hereunder have been duly authorized, executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.
d.Assuming the accuracy of the representations and warranties of the Subscriber, the execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will be done in accordance with the NYSE rules and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument (including without limitation those executed as a deed poll) to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect.
e.Assuming the accuracy of the representations and warranties of the Subscriber, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the NYSE) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement (as defined below) pursuant to Section 5, (iii) other required filings with the Securities and Exchange Commission (the “Commission”) relating to the Subscription; (iv) the filing of a Supplemental Listing Application with the NYSE; and (v) the failure of which to obtain would not reasonably be expected to have a Company Material Adverse Effect.
f.As of their respective dates, all reports, statements, schedules, prospectuses, proxy statements, registration statements and other documents required to be filed by the Company with the Commission (the “SEC Reports”) complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has timely filed each SEC Report required under the Exchange Act since its initial registration of the Shares with the Commission. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. There are no material outstanding or unresolved comments in comment letters from the Staff of the Commission with respect to any of the SEC Reports.
g.As of the date hereof, the authorized share capital of the Company consists of 260,000,000 Shares, 124,000,000 Class B ordinary shares, par value $0.001056433113 per share (the “Class B Shares”), and 100,000,000 deferred shares, par value of $0.0000422573245084686 per share (“Deferred Shares”). As of March 10, 2023, 24,860,752 Shares are issued and outstanding, no Class B Shares are issued and outstanding and no Deferred Shares are issued and outstanding. All (i) issued and outstanding ordinary shares have been duly authorized and validly issued, are fully paid such that no further or additional sum is payable to the Company or owed by the holder of that share in respect of the purchase price of that share, and non-assessable and are not subject to preemptive rights. Except (x) as set forth above and (y) pursuant to the Other Subscription Agreements, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Shares or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests of the Company, except as disclosed in the SEC Reports. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Equity Interests, other than as filed as exhibits to the SEC Reports. There are no outstanding contractual obligations of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person or entity, except as disclosed and filed in the SEC Reports.
h.Except for such matters as have not had and would not reasonably be expected to have a Company Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.
i.Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares by the Company to Subscriber.
j.Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Shares. The Subscribed Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.
k.The Company is in compliance with all applicable laws, except where such non-compliance would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. The Company has not received any written communication, from a governmental authority that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not be reasonably expected to have a Company Material Adverse Effect.
l.The Company is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Subscribed Shares.

m.The Company is not, and immediately after receipt of payment for the Subscribed Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
n.Neither the Company, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) or Regulation S (as herein defined) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Subscribed Shares under the Securities Act.
o.The Company hereby represents, warrants and covenants that it is and will remain classified as a corporation for U.S. federal tax purposes for as long as the Subscriber holds the Subscribed Shares.
p.Substantially concurrently with the execution and delivery of this Subscription Agreement, the Company is entering into the Other Subscription Agreements providing for the subscription for an aggregate of 534,911 Shares (including the Subscribed Shares purchased and sold under this Subscription Agreement). There are no Other Subscription Agreements, side letter agreements or other agreements or understandings with any Other Subscriber or any other investor or potential investor with respect to the purchase of equity securities of the Company which include terms and conditions (economic or otherwise) that are materially more advantageous to any such Other Subscriber, investor or potential investor as compared to the Subscriber. The Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement. The Company shall not release any Other Subscriber under any Other Subscription Agreement from any of its obligations thereunder or any other agreements with any Other Subscriber under any Other Subscription Agreement unless it offers a similar release to the Subscriber with respect to any similar obligations it has hereunder. The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition, or provision of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument (including without limitation those executed as a deed poll) to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect.
q.There are no securities or financial instruments issued by or to which the Company is a party containing change of control or anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares pursuant to this Subscription Agreement or (ii) the Subscribed Shares to be issued pursuant to any Other Subscription Agreement, in each case, that have not been or will not be validly waived on or prior to the Closing Date.
r.Neither the Company nor any affiliated entity has entered into any subscription agreement, side letter or other agreement with any Other Subscribers or any other investor in connection with their direct or indirect investment in the Company other than the Other Subscription Agreements; provided, further, no Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Subscriber than to the Subscriber hereunder. The Other Subscription

Agreements have not been amended or waived in any material respect following the date of this Subscription Agreement and reflect the same Purchase Price and economic terms that are no more favorable to any such Other Subscriber thereunder than the economic terms of this Subscription Agreement.
4.Subscriber Representations and Warranties. Subscriber represents and warrants to the Company that:
a.Subscriber (i), if an entity, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.
b.If Subscriber is not an individual, this Subscription Agreement has been duly executed and delivered by Subscriber. If Subscriber is an individual, the signature on this Subscription Agreement is genuine, and Subscriber has legal competence and capacity to execute the same. Assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.
c.Subscriber (i) (A) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12) or (13) under the Securities Act) satisfying the applicable requirements set forth on Annex A, or (B) understands that the sale of the Subscribed Shares is made pursuant to and in reliance upon Regulation S promulgated under the Securities Act (“Regulation S”), and acknowledges and agrees that he, she or it is not a U.S. Person (as defined in Regulation S) or a United States person (as defined in Section 7701(a)(3) of the Code), is acquiring the Subscribed Shares in an offshore transaction in reliance on Regulation S, and has received all the information that it considers necessary and appropriate to decide whether to acquire the Subscribed Shares hereunder, (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.
d.Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act. Subscriber understands that the Subscribed Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act (including, without limitation, a private resale pursuant to the so-called “Section 4(a)(1½)” or to a non-U.S. person pursuant to an offer or sale that occurred outside the United States within the meaning of Regulation S under the Securities Act), or (iii) an ordinary course pledge such as a broker lien over account property generally and, in each of cases (i)-(iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and as a result of these transfer restrictions, Subscriber may not be able to readily resell the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber acknowledges and agrees that the Subscribed Shares will not be guaranteed to be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until the required Rule 144 holding period has elapsed. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares. Subscriber acknowledges and agrees that, at the time of issuance, the book entry position representing the Subscribed Shares will bear or reflect, as applicable, a legend substantially similar to the following:
“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (III) TO THE COMPANY, OR (IV) PURSUANT TO AN ORDINARY COURSE PLEDGE SUCH AS A BROKER LIEN OF ACCOUNT PROPERTY GENERALLY, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.”
Nothing in this paragraph d, or any other provision of this Agreement, shall affect the Subscriber’s ability to sell Shares pursuant to the Registration Statement or any other shelf registration statement which is effective in respect of the Shares from time to time.
e.Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Subscription Agreement and/or in any other documentation entered into by the Company in connection with the Bridge Facility on which the Subscriber has reliance.
f.In making its decision to purchase the Subscribed Shares, Subscriber has (i) conducted its own investigation of the Company and the Subscribed Shares and has not relied on any statements or other information concerning the Company or the Shares or the offer and sale of the Subscribed Shares, (ii) had access to, and an adequate opportunity to review, financial and other information as it deems necessary to make a decision to purchase the Subscribed Shares, (iii) been offered the opportunity to ask questions of the Company and received answers thereto, including on the financial information, as it deemed necessary in connection with its decision to purchase the Subscribed Shares; and (iv) made its own assessment and satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Subscribed Shares.

g.Subscriber acknowledges that (i) the Company currently may have, and later may come into possession of, information regarding the Company that is not known to it and that may be material to a decision to enter into this transaction to purchase the Subscribed Shares (“Excluded Information”), (ii) it has determined to enter into this transaction to purchase the Subscribed Shares notwithstanding its lack of knowledge of the Excluded Information, and (iii) the Company shall have no liability to it, and Subscriber hereby to the extent permitted by law waives and releases any claims it may have against the Company with respect to the nondisclosure of the Excluded Information.
h.Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber and the Company, or their respective representatives or affiliates, and the Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber and the Company, or their respective representatives or affiliates. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Company represents and warrants that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.
i.Subscriber acknowledges that it is able to fend for itself and is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision.
j.Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risks of its prospective investment and can afford the complete loss of such investment.
k.Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.
l.Subscriber is not the target of economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury or the U.S. Department of State, or the United Nations Security Council, the European Union, any Member State of the European Union, or the United Kingdom (“Sanctions”) including (i) a person or entity named on any Sanctions-related list of designated persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, any Member State of the European Union, or the United Kingdom (irrespective of its status vis-à-vis the European Union), such as the OFAC List of Specially Designated Nationals and Blocked Persons (the “SDN List”) or in any Executive Order issued by the President of the United States and administered by OFAC, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, (iii) operating, organized, or resident in a country or territory that is itself the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic) (each a

“Sanctioned Country”), (iv) the government of a Sanctioned Country or the Government of Venezuela, or (v) any person 50% or more owned, individually or in the aggregate, directly or indirectly, or controlled by any such person or persons or acting for or on behalf of such person or persons (collectively, “Sanctioned Persons”). No capital contribution or payment to the Company by the Subscriber and no distribution to the Subscriber shall cause the Company or any affiliate thereof to be in violation of any applicable Sanctions. The Subscriber has not engaged in any transactions or dealings in the past five years in violation of applicable Sanctions. The proceeds from the Subscriber’s investment in the Company will not be used for the purpose of funding, financing or facilitating any activities, business or transaction with any Sanctioned Person or in any Sanctioned Countries. Subscriber is not a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that, if it is a U.S. financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against Sanctions-related lists of designated persons, including the SDN List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived.
m.Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof such Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-l under the Exchange Act or short sale positions with respect to the securities of the Company. Notwithstanding the foregoing, in the case of a Subscriber that is a multi-managed investment vehicle or an owner of a separate account whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement.
n.If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the Code, Subscriber represents and warrants that (i) neither the Company nor, to Subscriber’s knowledge, any of the Company’s affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares and (ii) the acquisition and holding of the Subscribed Shares will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.
o.Neither the due diligence investigation conducted by the Subscriber in connection with making its decision to acquire the Subscribed Shares nor any representations and warranties made by the Subscriber herein shall modify, amend or affect the Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.
5.Registration of Subscribed Shares.
a.The Company shall file a registration statement on Form S-3 (the “Registration Statement”), in form and substance acceptable to the Subscriber (acting reasonably and in good faith), within twenty (20) Business Days following the date on which the Company files its Annual Report on Form 10-K for the year ended December 31, 2022 with the SEC to register the Subscribed Shares and the Warrant Shares (as defined in the Bridge Facility) under the Securities Act and shall cause the same to become effective as soon as practicable after such filing. The Company agrees to cause the Registration Statement or another shelf registration statement to remain effective until the date on which the Subscriber and its affiliates cease to hold any Shares issued pursuant to this Agreement or any Warrant Shares, provided, however, that this obligation shall cease with respect to a Share upon the earliest to occur of: (i) the transfer of such Share by Subscriber to any person other than (a) an affiliate or equityholder of Subscriber; (b) a lender pursuant to a bona fide pledge of such Shares; or (c) another Subscriber or affiliate or equityholder of such other Subscriber; (ii) the time at which such Share ceases to be outstanding; and (iii) upon the sale of such Share to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction. The Company and the Subscriber agree to the provisions of Annex B of this Subscription Agreement in connection with such registration.
b.Upon receipt of written notice from the Company that the Registration Statement contains an untrue statement of a material fact or an omission to state a material fact required to be stated in the Registration Statement or necessary to make the statements in the Registration Statement not misleading (a “Misstatement”), as determined in the good faith judgment of the Board, after consultation with counsel to the Company, the Subscriber shall forthwith discontinue disposition of the Shares using the Registration Statement until it has received copies of a supplemented or amended Registration Statement correcting such Misstatement, or until the Subscriber is advised in writing by the Company that the use of the Registration Statement may be resumed. The Company agrees to promptly cause the Registration Statement to be amended or supplemented such that it does not contain a Misstatement and the Company shall promptly give notice to the Subscriber that the use of the Registration Statement may be resumed.
c.If the initial effectiveness or continued use of a Registration Statement in respect of the Shares at any time would (a) require the Company to make public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement in order for the applicable Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public, (b) require the inclusion in such

Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the majority of the Board, be seriously detrimental to the Company and the majority of the Board concludes as a result that it is essential to defer such initial effectiveness or continued use at such time, the Company concludes may, upon giving prompt written notice of such action to the Subscriber, delay the initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose (any such period, a “Blackout Period”); provided, that no Blackout Period shall exceed more than 60 consecutive days after the request of the Subscriber is given and the Company shall not be entitled to (1) more than one Blackout Period during the six months following the issuance of the Subscribed Shares or (2) more than two Blackout Periods in any 12 month period. In the event the Company exercises its rights under this Section 5(c), the Subscriber agrees to suspend, immediately upon receipt of the notice referred to above, their use of the Registration Statement in connection with any sale or offer to sell Shares. Nothing in this clause (c) shall limit or qualify the Company’s obligations under the Bridge Facility.
d.The Company shall use its commercially reasonable efforts, at its sole expense, to cause its legal counsel to (i) issue to the Transfer Agent a legal opinion instructing the Transfer Agent that, in connection with a sale or transfer of Shares to the extent they are “restricted securities” (i.e., securities issued pursuant to an exemption from the registration requirements of Section 5 of the Securities Act), the resale or transfer of which restricted securities has been registered pursuant to the Registration Statement by the holder thereof named in such Registration Statement, upon receipt of an appropriate broker representation letter and other such documentation as the Company’s counsel deems necessary and appropriate and after confirming compliance with relevant prospectus delivery requirements, is authorized to remove any applicable restrictive legend in connection with such sale or transfer and (ii) if the Shares are not registered pursuant to an effective Registration Statement, issue to the Transfer Agent a legal opinion to facilitate the sale or transfer of the Shares and removal of any restrictive legends pursuant to any exemption from the registration requirements of Section 5 of the Securities Act that may be available to the Subscriber; provided that, (A) the Company and its counsel may request and rely upon customary representations from the Subscriber and the Subscriber’s broker/custodian in connection with delivery of such opinion and (B) notwithstanding the foregoing, the Company and its counsel will not be required to deliver any such opinion, authorization, certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of securities in violation of applicable law.
6.Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) upon the mutual written agreement of the Company and the Subscriber to terminate this Subscription Agreement or (b) if, on the Closing Date, any of the conditions to Closing set forth in Section 2 of this Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover reasonable and documented out-of-pocket losses, liabilities or damages arising from such breach.
7.Miscellaneous.

a.All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent, if sent by electronic mail or facsimile (if provided), during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, and in each such case upon confirmation of receipt by the intended recipient or when sent with no undeliverable email or other undeliverable or rejection notice, (iii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 7(a). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 7(a).
b.Subscriber acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company acknowledges that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.
c.Each of the Company and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
d.Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder, if any, and Subscriber’s rights under Section 5 hereof with respect to such Subscribed Shares) may be transferred or assigned except as provided in the two succeeding sentences. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned. Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates or equity holders (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Subscriber or an affiliate thereof) or, with the Company’s prior written consent, to another person, provided that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company has given its prior written consent to such relief.
e.All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement and the provisions of Annex B shall survive the Closing.

f.The Company may request from Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares and to register the Subscribed Shares for resale, and Subscriber shall promptly provide such information as may be so reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures, and the Company agrees to keep such information confidential, except such matters as the Company is required to disclose in the SEC Reports.
g.This Subscription Agreement may not be amended, modified, waived or terminated (other than pursuant to the terms of Section 6 above) except by an instrument in writing, signed by each of the parties hereto.
h.This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective permitted successors and assigns.
i.Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.
j.If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.
k.This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in.pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.
l.This Subscription Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
m.The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.
n.This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

o.THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 7(A) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.
p.EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7(Q).
q.This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party.

r.The Company shall, within four Business Days immediately following the date of this Subscription Agreement file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby (and by the Other Subscription Agreements) and any other material, nonpublic information that the Company or any person acting on behalf of or at the direction of the Company has provided to Subscriber after the filing with the Commission of the Company’s earnings press release and related presentation materials on Form 8-K on March 9, 2023 and summary of the material terms of its bridge loan notes facility with certain funds managed and/or advised by AlbaCore Capital LLP (the “Bridge Facility”) on Form 8-K on March 9, 2023 but prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the Company’s knowledge, Subscriber shall not be in possession of any material, non-public information received from the Company or any of its officers, directors or employees, and the Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Company or any of its officers, directors or employees, relating to the transactions contemplated by this Subscription Agreement (excluding, for the avoidance of doubt, any separate confidentiality undertakings between the Company and Subscriber and/or its affiliates previously agreed that remain in effect, which includes, for the avoidance of doubt, the confidentiality and non-disclosure agreement between the Company and AlbaCore Capital LLP dated March 3, 2023). Except with the express written consent of Subscriber and unless prior thereto the Subscriber shall have executed a written agreement regarding the confidentiality and use of such information, the Company shall not and shall cause its officers, directors, employees and agents, not to, provide Subscriber (solely in its capacity as Subscriber and not in respect of any other relationship Subscriber or its officers, directors, employees or advisers in effect as of the date hereof) with any material, non-public information regarding the Company from and after the filing of the Disclosure Document. Notwithstanding the foregoing, the Company shall not, and shall instruct its representatives not to, publicly disclose the name of Subscriber or any affiliate or investment adviser of Subscriber, or include the name of Subscriber or any affiliate or investment adviser of Subscriber in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent (including by e-mail) of Subscriber, except as required by the federal securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under NYSE regulations, in which case the Company shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure. Subscriber will promptly provide any information reasonably requested by the Company for any regulatory application or filing made or approval sought in connection with the Subscription (including filings with the Commission).
s.The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute the Subscriber and other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for the Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of the Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.
[Signature pages follow.]

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.
BABYLON HOLDINGS LIMITED

By:
    Name: David Humphreys
    Title: Chief Financial Officer

Address for Notices:

1 Knightsbridge Green, London, SW1X 7QA, United Kingdom, attention of Legal Department (Email: legal-corporate@babylonhealth.com)
with a copy to (which will not constitute notice):

Latham & Watkins LLP
811 Main Street
Suite 3700
Houston, TX 77002
United States of America
Attn:    Ryan J. Maierson
    R. Charles Cassidy, III
Email: ryan.maierson@lw.com
charles.cassidy@lw.com

    [Signature Page to PIPE Subscription Agreement]

SUBSCRIBER:

Print Name:

By:
    Name:
    Title:

Address for Notices:

Name in which shares are to be registered:

Number of Subscribed Shares subscribed for: ___________
    [Signature Page to PIPE Subscription Agreement]

ANNEX A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER
This Annex A should be completed by Subscriber
and constitutes a part of the Subscription Agreement.
Please indicate the basis of the undersigned’s (the “Investor”) status as a “qualified institutional buyer” (as defined in Rule 144A promulgated under the Securities Act) or an “accredited investor” (as defined in Regulation D promulgated under the Securities Act) by answering the following questions.
A.QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):
We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) (a “QIB”) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.
We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.
*** OR ***
A.ACCREDITED INVESTOR STATUS (Please check the applicable subparagraph):
We are an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) under the Securities Act) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as an institutional “accredited investor.” We are not a natural person.
We are an individual “accredited investor” (within the meaning of Rule 501(a)(4), (5),(6), (10) or (11) under the Securities Act) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as an individual “accredited investor.”
*** OR ***
A.NON-US PERSON INVESTOR STATUS:
We are not a U.S. Person (within the meaning of Rule 902(k) under the Securities Act) or a United States person (within the meaning of Section 7701(a)(3) of the Internal Revenue Code of 1986, as amended).
*** AND ***
A.AFFILIATE STATUS
    (Please check the applicable box)
SUBSCRIBER:
is:

is not:
an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.***
Qualified Institutional Buyer
The Investor is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to the Investor. (Please check the applicable subparagraphs below to indicate the basis on which you are a “qualified institutional buyer”):
The Investor is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Investor and:
is an insurance company as defined in section 2(a)(13) of the Securities Act;
is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;
is a Small Business Investment Company licensed by the US Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“Small Business Investment Act”) or any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;
is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;
is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);
is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, of (b) employee benefit plan within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;
is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);
is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), corporation (other than a bank as defined in section 3(a)(2) of the Securities Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Securities Act, or a foreign bank or savings and loan association or equivalent institution), partnership, limited liability company or Massachusetts or similar business trust;
is an investment adviser registered under the Investment Advisers Act; or

Any institutional accredited investor, as defined in rule 501(a) under the Securities Act (17 CFR 230.501(a)), of a type not listed in paragraphs (a)(l)(i)(A) through (I) or paragraphs (a)(l)(ii) through (vi) of Rule 501.
The Investor is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the Investor;
The Investor is a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;
The Investor is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies1 which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with the Investor or are part of such family of investment companies;
The Investor is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or
The Investor is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Investor and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a US bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.
OR

Accredited Investor
Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Investor has indicated, by marking and initialing the appropriate
1 “Family of investment companies” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided that, (a) each series of a series company (as defined in Rule 18f-2 under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor)

box(es) below, the provision(s) below which apply to Investor and under which Investor accordingly qualifies as an “accredited investor.”

The Investor is an entity which falls within one of the following categories of accredited investor set forth in Rule 501(a) of Regulation D under the Securities Act:
    A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.
    A broker or dealer registered pursuant to Section 15 of the Exchange Act.
    An investment adviser registered pursuant to Section 203 of the Investment Advisers Act or registered pursuant to the laws of a state.
    An insurance company as defined in Section 2(a)(13) of the Securities Act.
    An investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of the Investment Company Act.
    A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
    A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.
    Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such a plan has total assets in excess of $5,000,000.
    An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if (i) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000, or (iii) the employee benefit plan is a self-directed plan, with investment decisions made solely by persons that are accredited investors as described in one or more of the categories set forth in this Annex A. NOTE: To the extent that reliance is placed on clause (iii), each person must complete a copy of this Accredited Investor Questionnaire, signing next to each response, and submit such copy to the Company
    Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act.
    The Investor is a corporation, partnership, limited liability company, trust or other organization described in Section 501(c)(3) of the Internal Revenue Code, or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the securities, with total assets in excess of $5,000,000.
    The Investor is a natural person with individual net worth (or joint net worth with spouse or spousal equivalent (i.e., a cohabitant occupying a relationship generally equivalent to that of a spouse)) in excess of $1 million. For purposes of this item, “net worth” means the excess of total assets at fair market value, including automobiles and other personal property but excluding the value of the primary residence of such natural person (and including property owned by a spouse or spousal equivalent other than the primary residence of the spouse or spousal equivalent), over total liabilities. (For this purpose, the amount of any mortgage or other indebtedness secured by an investor’s primary residence should not be included as a “liability”, except to the extent (i) the fair market value of the residence is less than the amount of such mortgage or other indebtedness or (ii) such indebtedness existing on the date of the acceptance of the investor’s subscription for Shares exceeds the indebtedness that existed sixty (60) days preceding such date and such indebtedness was not as a result of the acquisition of the investor’s primary residence).
    The Investor is a natural person with individual income (without including any income of the Investor’s spouse or spousal equivalent) in excess of $200,000, or joint income with spouse or spousal equivalent of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year
    Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.
    Any family office, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of investing in the Company, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.
    Any entity not otherwise listed above, not formed for the specific purpose of acquiring the securities, and owning investments, as defined in Rule 2a51-1(b) under the Investment Company Act, in excess of $5,000,000.

The Investor is a natural person holding in good standing one or more of the following certifications: General Securities Representative license (Series 7), Private Securities Offerings Representative license (Series 82), and Investment Adviser Representative license (Series 65).
The Investor is a natural person who is a “knowledgeable employee”, as defined in Rule 3c-5(a)(4) under the Investment Company Act, of the Company or the Series.
The Investor is a family client, as defined in Rule 202(a)(11)(G)-1 under the Investment Act, of a “family office” (as described below).
Investor is an entity in which all of the equity owners are accredited investors as described in one or more of the categories set forth in this Annex A.

Name of Investor:

Signature of Investor:

Annex B

i. The Company shall, notwithstanding any termination of this Agreement indemnify and hold harmless, to the extent permitted by law, Subscriber, its directors officers, agents and each person who controls Subscriber (within the meaning of the Securities Act) to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable and documented attorneys’ fees) (collectively, “Losses”) resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus included in the Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by or on behalf of such Subscriber expressly for use therein.

ii. The Subscriber agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless the Company, its directors officers, agents and each person or entity who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of such Subscriber expressly for use therein; provided, however, that the obligation to indemnity of Subscriber shall be several and not joint with any Other Subscriber and shall be in proportion to and shall be limited to the net proceeds received by Subscriber from the sale of Shares pursuant to the Registration Statement.

iii. Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

iv. The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or agent of such indemnified party and shall survive the transfer of the Shares purchased pursuant to this Subscription Agreement.

v. If the indemnification provided under this Subscription Agreement from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Annex B from any person who was not guilty of such fraudulent misrepresentation. Any contribution pursuant to this Annex B by any seller of Shares shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Shares pursuant to the Registration Statement. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement.